CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2011, relating to the financial statements and financial highlights which appears in the December 31, 2010 Annual Report to Shareholders of the PayPal Money Market Fund, a series of PayPal Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 24, 2011, relating to the financial statements which appears in the December 31, 2010 Annual Report to Interestholders of the Money Market Master Portfolio, a Portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
April 27, 2011